Exhibit 99.1

Emulex Investor Contact:	Endace Press/Investor Contact:
Frank Yoshino	Tim Nichols
Vice President, Finance	Vice President, Corporate Marketing
+1 714 885-3697	+1 408 220-6149
frank.yoshino@emulex.com	tim.nichols@endace.com

Emulex Press Contact:
Katherine Lane
Director, Corporate Communications
+1 714 885-3828
katherine.lane@emulex.com

EMULEX REPORTS ACCEPTANCES OF 88 PERCENT OF ENDACE SHARES

Offer Declared Unconditional as to Level of Acceptances,

and Extended by 14 Days to February 26, 2013

COSTA MESA, Calif. and SUNNYVALE, Calif., February 12, 2013 – Emulex Corporation (NYSE:ELX), the leading provider of converged networking solutions, and Endace Limited (LSE:EDA), a leading supplier of network visibility infrastructure products, announced today that acceptances have been received for 88 percent of the shares in Endace. Emulex has declared the Offer unconditional as to the level of acceptances, and has made an extension of the offer period by 14 days, to 1 p.m. London time on February 26, 2013 for the remaining shareholders to submit their shares to accept the Offer. Emulex will not further extend the offer period without declaring the Offer wholly unconditional.

“With this announcement, we have taken one more significant step toward the completion of the acquisition of Endace, and we look forward to welcoming the Endace team and obtaining complete ownership of Endace,” said Jim McCluney, chief executive officer (CEO) of Emulex. “The acquisition of Endace doubles our total addressable market and places Emulex in another high-margin, high-growth market, enhancing our ability to deliver industry-leading solutions to connect, monitor and manage high-performance networks.”

Mike Riley, CEO of Endace, said, “We look forward to joining the Emulex team and moving forward with the next step in our strategy to become the market leader in network visibility solutions. The combined capabilities and technical depth of Emulex and Endace will enable us to deliver true end-to-end network management, expand our global reach and better support our customers.”

By declaring the Offer unconditional as to the level of acceptances, Emulex has waived the minimum acceptance condition, which had been stated in the Offer to be holding or controlling 90 percent or more of the voting rights in Endace.

Emulex has made no commitment to purchase outstanding shares of Endace after February 26, 2013, unless Emulex reaches ownership of 90 percent of the Endace shares, in which case the New Zealand Takeovers Code (NZTC) includes a requirement for Emulex to provide an acquisition notice stating either (a) that remaining Endace shares must be sold to Emulex; or (b) that remaining Endace shareholders may sell their remaining Endace shares to Emulex. The 88.4 percent of shares received by February 12, 2013 will be paid, should the Offer be completed, at the offer price of GBP 5.00 per share, for a total of GBP 67,306,715, which is equal to USD 106,084,726 at the current exchange rate of GBP 0.634 per USD. All of the Endace employee stock options will be purchased, should the Offer be completed, for GBP 4,542,429, which is equal to USD 7,159,498 at the current exchange rate. If the remaining11.6 percent of the Endace shares are submitted by the February 26, 2013 offer period end date, then an additional payment of GBP 8,793,625 will be made should the Offer be completed, which is equal to USD 13,859,974 at the current exchange rate.

The Offer was made pursuant to the NZTC, since Endace is a New Zealand company. The applicable NZTC rule allows, since Emulex declared the Offer unconditional as to the level of acceptances, that Emulex provide a further extension notice before the end of the offer period which had been set for 1 p.m. London time on February 12, 2013. The offer period has been varied to be until 1 p.m. London time on February 26, 2013. The applicable NZTC rule provides that the Offer must remain open for at least 14 days after a variation notice has been sent, and the Offer will not be extended beyond this date.

A copy of Emulex’s Offer, Endace’s response (including the Endace Board recommendation), and the Independent Adviser’s report prepared by Grant Samuel for Endace was sent to Endace shareholders and optionholders. Copies of those documents are available from the Endace web site (www.endace.com), and from the Emulex web site (www.emulex.com) through the Emulex Form 8-K filed on December 21, 2012.

The Grant Samuel report concludes that if the listing of Endace shares on the AIM is cancelled then “this will make trading of the remaining Endace shares very difficult…[t]he closer the Emulex shareholding gets to 90% the lower the liquidity of Endace shares will be” (page 29). The Grant Samuel report states that “Emulex cannot acquire any further shares in Endace for a period of twelve months [after the offer period expires] without making another formal takeover Offer for all or some of the remaining shares in [Endace], or without shareholder approval. However, from twelve months after the Emulex Offer closes, Emulex will be able to utilise the ‘creep’ provisions of the Takeovers Code to purchase up to a further 5% of Endace per annum.” (page 30). However, Emulex has made no commitment to purchase any additional Endace shares after February 26, 2013.

About Emulex

Emulex, the leader in converged networking solutions, provides enterprise-class connectivity for servers, networks and storage devices within the data center. The Company’s product portfolio of Fibre Channel Host Bus Adapters, 10Gb Ethernet Network Interface Cards, Ethernet-based Converged Network Adapters, controllers, embedded bridges and switches, and connectivity management software are proven, tested and trusted by the world’s largest and most demanding IT environments. Emulex solutions are used and offered by the industry’s leading server and storage OEMs including, Cisco, Dell, EMC, Fujitsu, Hitachi, Hitachi Data Systems, HP, Huawei, IBM, NEC, NetApp and Oracle. Emulex is headquartered in Costa Mesa, Calif. and has offices and research facilities in North America, Asia and Europe. More information about Emulex (NYSE:ELX) is available at www.Emulex.com.

About Endace

Endace provides world-leading network visibility infrastructure, which is trusted by some of the world’s largest organizations to accelerate their response to network and security problems.

Endace Intelligent Network Recorders guarantee to capture, index and record 100-percent of network traffic while scaling from 1 Gbps to 100 Gbps. EndaceVision is Endace’s proprietary web-based application that enables engineers to visualize, search and retrieve network traffic from any Endace Recorder anywhere across the network.

Endace’s marketing headquarters are in Sunnyvale, California. R&D is in Auckland, New Zealand. Sales offices across the US, in Reading, UK and Sydney, Australia provide support for customers.

Quoted on London’s AIM, the stock code is LSE: EDA.L

“Safe Harbor” Statement

“Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those relating to the proposed acquisition of Endace, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the possibility that the pending acquisition of Endace Limited (Endace) is not completed on a timely basis or at all, the effects of the pending acquisition of Endace, including our ability to realize the anticipated benefits of the potential acquisition of Endace on a timely basis or at all, and our ability to integrate the technology, operations and personnel of Endace into our existing operations in a timely and efficient manner. In addition, intellectual property claims, with or without merit, that could result in costly litigation, cause product shipment delays, require us to indemnify customers, or require us to enter into royalty or licensing agreements, which may or may not be available. Furthermore, we have in the past obtained, and may be required in the future to obtain, licenses of technology owned by other parties. We cannot be certain that the necessary licenses will be available or that they can be obtained on commercially reasonable terms. If we were to fail to obtain such royalty or licensing agreements in a timely manner and on reasonable terms, our business, results of operations and financial condition could be materially adversely affected. Ongoing lawsuits, such as the action brought by Broadcom Corporation (Broadcom), present inherent risks, any of which could have a material adverse effect on our business, financial condition, or results of operations. Such potential risks include continuing expenses of litigation, risk of loss of patent rights, risk of monetary damages, risk of injunction against the sale of products incorporating the technology in question, counterclaims, attorneys’ fees, incremental costs associated with product or component redesigns, and diversion of management’s attention from other business matters. With respect to the continuing Broadcom litigation, such potential risks also include the adequacy of any sunset period to make design changes, the ability to implement any design changes, the availability of customer resources to complete any re-qualification or re-testing that may be needed, the ability to maintain favorable working relationships with Emulex suppliers of serializer/deserializer (SerDes) modules, and the ability to obtain a settlement which does not put us at a competitive disadvantage. In addition, the fact that the economy generally, and the technology and storage market segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. Continued weakness in domestic and worldwide macro-economic conditions and disruptions in world credit and equity markets and the resulting economic uncertainty for our customers, as well as the storage and converged networking market as a whole, has and could continue to adversely affect our revenues and results of operations. As a result of these uncertainties, we are unable to predict our future results with any accuracy. Other factors affecting these forward-looking statements include but are not limited to the following: faster than anticipated declines in the storage networking market, slower than expected growth of the converged networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems; our dependence on a limited number of customers and the effects of the loss of, decrease in or delays of orders by any such customers, or the failure of such customers to make timely payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our products or our OEM customers’ new or enhanced products; costs associated with entry into new areas of the server and storage technology markets; the variability in the level of our backlog and the variable and seasonal procurement patterns of our customers; any inadequacy of our intellectual property protection and the costs of actual or potential third-party claims of infringement and any related indemnity obligations or adverse judgments; the effect of any actual or potential unsolicited offers to acquire us; proxy fights or the actions of activist stockholders; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; the effects of acquisitions; the effects of terrorist activities, natural disasters, and any resulting disruption in our supply chain or customer purchasing patterns or any other resulting economic or political instability; the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions; the effects of changes in our business model to separately charge for software; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific integrated circuit (ASIC) solutions for selected applications; a shift in unit product mix from higher-end to lower-end or mezzanine card products; a faster than anticipated decrease in the average unit selling prices or an increase in the manufactured cost of our products; delays in product development; our reliance on third-party suppliers and subcontractors for components and assembly; our ability to attract and retain key technical personnel; our ability to benefit from our research and development activities; our dependence on international sales and internationally produced products; changes in accounting standards; and any resulting regulatory changes on our business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in our filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.”

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

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